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                                                                  Exhibit 12.2
                                                                     1/31/102


                              THE SOUTHERN COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2001


                                                 --------------------------------------------------------------------------------
                                                            1997          1998           1999               2000          2001
                                                            ----          ----           ----               ----          ----
                                                --------------------Thousands of Dollars-----------------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Earnings  Before  Interest  and Income Taxes     $ 2,350,257    $ 2,380,327    $  2,264,608      $   2,429,177    $  2,412,522
      AFUDC - Debt funds/Capital Interest                14,053         11,914          23,924             44,356          56,635
                                                    ------------   ------------   -------------     --------------   -------------
         Earnings  as defined                       $ 2,364,310    $ 2,392,241    $  2,288,532      $   2,473,533    $  2,469,157
                                                    ============   ============   =============     ==============   =============


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                     $   404,596    $   378,598    $    394,343      $     485,488    $    462,703
   Interest  on interim  obligations                     74,606         64,224          93,751            134,035          82,386
   Amort of debt disc, premium  and expense, net         28,444         60,282          30,666             30,247          30,808
   Other interest  charges                              163,714        208,456         235,694            222,694         198,710
                                                       ---------      ---------      ----------        -----------      ----------
         Fixed charges as defined                       671,360        711,560         754,454            872,464         774,607
Tax  deductible   preferred  dividends                    2,918          1,905           1,631              1,618           1,617
                                                       ---------      ---------      ----------        -----------      ----------
                                                        674,278        713,465         756,085            874,082         776,224
                                                    ------------   ------------   -------------     --------------   -------------
Non-tax deductible preferred dividends                   39,823         23,384          18,792             17,575          16,834
Ratio of net income before taxes to net income      x     1.639    x     1.663    x      1.641      x       1.581    x      1.490
                                                    ------------   ------------   -------------     --------------   -------------
Pref dividend requirements before income taxes           65,270         38,888          30,838             27,786          25,083
                                                    ------------   ------------   -------------     --------------   -------------
Fixed charges plus pref  dividend  requirements     $   739,548    $   752,353    $    786,923      $     901,868    $    801,307
                                                    ============   ============   =============     ==============   =============

RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED DIVIDEND REQUIREMENTS                         3.20           3.18            2.91               2.74            3.08
                                                          =====          =====           =====              =====            ====

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